                                                                    EXHIBIT 99.1

                                                                      [CNT LOGO]

FOR IMMEDIATE RELEASE

                    CNT TO ACQUIRE INRANGE TECHNOLOGIES IN A
                          $190 MILLION CASH TRANSACTION

ACCRETIVE STRATEGIC ACQUISITION CREATES ONE OF THE WORLD'S LARGEST PROVIDERS OF
          COMPLETE STORAGE NETWORKING PRODUCTS, SERVICES AND SOLUTIONS

        COMBINED CUSTOMER BASE WILL BENEFIT FROM INNOVATIVE NEW PRODUCTS,
             LEADING-EDGE SYSTEMS AND WORLDWIDE SERVICES AND SUPPORT

         MINNEAPOLIS, MN, APRIL 7, 2003 - CNT (Nasdaq: CMNT), a global expert in storage networking, today announced that it has signed a definitive agreement to acquire Inrange Technologies Corporation (Nasdaq: INRG), a worldwide leader in high-availability Fibre Channel switching for enterprise connectivity and storage networking solutions, in an all-cash transaction valued at approximately $190 million, or $2.31 per Inrange share. CNT and SPX Corporation (NYSE: SPW) have entered into an agreement whereby SPX will sell its approximately 91% interest in Inrange to CNT. The remainder of the shares will be acquired at the same price by a merger immediately following the acquisition from SPX. The boards of directors of CNT and SPX have unanimously approved the agreement.

         Upon completion of the acquisition, CNT will be one of the world's largest providers of complete storage networking products, solutions and services, with 2002 pro-forma annual revenues of approximately $435 million, global leadership positions in Fibre Channel and wide area network switching, and operations worldwide.

         The transaction, which is subject to antitrust clearance and customary closing conditions, is expected to close in the second quarter of 2003.

         CNT expects the acquisition to be accretive to earnings per share by at least 10 percent in 2003 and to achieve annual cost savings of between $10 and $15 million to be fully phased in by early 2004.

         Thomas G. Hudson, chairman, president and CEO of CNT, said, "This is a compelling acquisition which significantly broadens and strengthens CNT's portfolio of storage and networking products and solutions, expands our customer base, and provides us with significant scale and cost reduction opportunities. With Inrange, CNT will continue to offer an integrated product line of Fibre Channel Directors over a wide area network and will be a full-service solutions provider in the industry. This is exactly what enterprise customers need as a partner in the complex decision-making, large scale implementation and management of multi-vendor storage networking solutions. At a fair valuation, our shareholders will own an expanded global company with greater liquidity and enhanced growth opportunities."

         SPX Chairman, President and CEO John B. Blystone said, "This transaction is consistent with our strategy to build platforms for profitable growth. The sale of Inrange sharpens our focus in the Technical Products and Systems segment and significantly strengthens our liquidity and financial position. Together, Inrange and CNT have the opportunity to leverage the respective strengths of both businesses to grow."

         The strategic acquisition of Inrange, which recorded 2002 revenues of $223.6 million, significantly expands and complements CNT's existing portfolio of complex storage networking solutions and increases its global size and scope. Inrange's Fibre Channel switches, Storage Networking and Wave Division Multiplexing products are a strong fit with CNT's storage solutions offerings, which include ESCON, SCSI and Fibre Channel-based IP and wide area network products, consulting, design, implementation and network monitoring services, and third party storage product integration. The combined company will be a global leader in SAN services, with an extensive suite of service offerings encompassing consulting, systems integration, traditional services and managed services.

         In addition, the combined entity will have a recurring maintenance revenue stream of nearly $100 million and a $60 million consulting and professional services division, one of the largest in the industry dedicated to storage networking. Together, CNT and Inrange have over 50 years of experience in providing storage products and solutions to more than 4,000 customers, including many of the Fortune 500 corporations and Global 1000 businesses in the United States, Canada, United Kingdom, France, Germany, Italy, Switzerland, China, Japan and Australia.

         CNT's senior management is preparing a detailed integration plan and will work to realize substantial synergies at the combined company, which include eliminating duplicative costs, integrating product services offerings, achieving operating efficiencies, and enhancing productivity.

         Hudson continued, "Inrange is an ideal fit for CNT and we believe the combined company's unparalleled network engineering and support services will provide our customers with a wider range of consulting, systems integration and traditional service solutions to enable them to enhance their competitive positions. Our global customers will benefit from the 24/7 service capabilities offered by the CNT/Inrange combination, and CNT's robust direct sales force will drive increased penetration of Inrange's products in the global networking marketplace."

         Hudson concluded, "We look forward to working with the many talented people at Inrange and, upon completion of the transaction, are confident our leadership and operational expertise will enable us to achieve superior growth and profitability for the combined company. Overall, we believe that solid growth potential exists for the storage networking industry in the near and longer terms."

         Bear, Stearns & Co. Inc. is acting as financial advisor to CNT. Leonard, Street and Deinard Professional Association is acting as CNT's legal advisor. Fried, Frank, Harris, Shriver & Jacobson is acting as SPX's legal advisor.

         CNT will conduct a teleconference on Monday, April 7 at 7:30 a.m. Central Daylight Time, 8:30 a.m. Eastern Daylight Time regarding the acquisition. Dial 1-800-633-8467 or link to www.cnt.com for the web cast. Replay will be available at 1-800-633-8284, access code: 21139805, beginning at 10:30 a.m. CDT, 11:30 a.m. EDT, April 7 through 11:59 p.m. EDT, April 11.

         ABOUT CNT

         CNT is a global storage networking specialist and a pioneer in remote storage mirroring, replication and IP storage solutions. Innovative products and services from CNT help IT professionals design, implement, and manage cost-effective storage solutions that span diverse servers, storage systems and networks -- enabling enterprise-wide data access and protection. For information, visit CNT's web site at http://www.cnt.com or call 763-268-6000.

         ABOUT SPX

         SPX Corporation is a global provider of technical products and systems, industrial products and services, flow technology and service solutions. The Internet address for SPX Corporation's home page is www.spx.com.

         ABOUT INRANGE

         Inrange Technologies Corporation (Nasdaq: INRG), a worldwide leader in high-availability, enterprise connectivity and storage networking solutions, provides users with the building blocks to manage and expand large, complex storage networks, simply and without geographic limitations. INRANGE's core-to-edge-to-anywhere solutions solve the growing storage challenges facing today's IT organizations, while providing investment protection and a proven foundation for future growth. INRANGE has been providing mission-critical networking technologies for over 30 years, servicing over 2,200 customers in 90 countries. For information, visit Inrange's web site at http://www.inrange.com or call 609-518-4000.

         Certain statements in this press release contain "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include statements about benefits we expect to obtain from the merger, such as efficiencies, costs savings, market profile and competitive ability and position of the combined company, whether the transaction is accretive and other statements identified by the words "may," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "intend," "potential" or "continue". These forward-looking statements involve risks and uncertainties. Actual results could differ materially from those expressed or implied by these forward-looking statements as a result of certain risk factors, including but not limited to the possibility that the benefits from the anticipated merger cannot be fully realized, the possibility that costs or difficulties related to the integration of our businesses will be greater than expected, the impact of competition, availability of sufficient working capital, and other risk factors relating to our industry as detailed from time to time in our SEC filings. These statements are only predictions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We disclaim any responsibility to update these forward-looking statements.

FOR ADDITIONAL INFORMATION, CONTACT:

CNT
Greg Barnum, VP Finance & CFO
763-268-6110; greg_barnum@cnt.com

Gail Greener, VP Marketing
763-268-6791; gail_greener@cnt.com

David Reno/Jonathan Gasthalter, Citigate Sard Verbinnen
212-687-8080

SPX CORPORATION
Charles A. Bowman 704-752-4452

INRANGE
Joe Crivelli, Director of Investor Relations
609-518-4498; joe.crivelli@inrange.com

Dale Lafferty, Vice President, Marketing and Alliances
609-518-4161; dale.lafferty@inrange.com



                                      # # #